Exhibit 10.139

December 3, 2008

Cynthia Shereda

Comverse Technology, Inc.

810 Seventh Avenue

35th Floor

New York, NY 10019

Re: Second Amendment to the regular Deferred Stock Unit Award Agreement (the “Deferred Stock Award Agreement”) dated as of October 15, 2007 between Comverse Technology, Inc. (the “Company”) and Cynthia Shereda

Dear Cynthia:

Pursuant to the terms of the Deferred Stock Award Agreement, the Company was required to deliver to you on October 15, 2008 and is required to deliver to you on October 15, 2009 the number of shares of Company common stock equal to the aggregate number of Granted Units (as defined in the Deferred Stock Award Agreement) that vest as of each date (i.e., 8,333 shares of Company common stock). The Compensation Committee of the Company’s Board of Directors has determined that it would be beneficial to amend your Deferred Stock Award Agreement to provide greater flexibility as to the timing of the delivery of the 8,333 shares of Company common stock which vested on October 15, 2008 and which will vest on October 15, 2009 in order to alleviate the possibility of the vested Company common stock being required to be delivered to you (and taxable to you) when the Company common stock is not subject to an effective registration statement and/or other restrictions on the resale of such stock. Accordingly, upon your execution of this letter amendment below and delivery to the Company by December 23, 2008, the Deferred Stock Award Agreement is hereby amended by adding the following as the last sentence of Section 4(a):

“Notwithstanding anything to the contrary contained in this Section 4(a), and subject to Section 4(b), the number of shares of Common Stock deliverable to the Grantee in respect of any Granted Units which vest in calendar years 2008 and 2009 shall be deliverable to the Grantee on the first date within calendar year 2010 on which there is an Effective Registration (as defined below) in place, but in no event later than December 31, 2010; provided, however, that (i) in the event of the Grantee’s Service Termination in accordance with Section 3(b) prior to December 31, 2010 and there is no Effective

Registration in place or (ii) in the event that any shares are deliverable to the Grantee in respect of Granted Units when there is no effective registration statement on Form S-8 or any successor form under the Securities Act of 1933, as amended, in respect of the Granted Units, unless the Grantee elects otherwise subject to Section 4(b), the number of shares of Common Stock in respect of any Granted Units which are vested as of the Termination Date or Vesting Date, as applicable, shall be delivered to the Grantee on the Termination Date or Vesting Date, as applicable, less a number of shares of Common Stock with an aggregate value sufficient to cover any applicable Withholding Tax, with the shares of Common Stock valued using the closing price of the Common Stock on the Termination Date or Vesting Date, as applicable. For purposes of this Section 4, “Effective Registration” shall mean the registration of the shares of Common Stock granted to the Grantee hereunder pursuant to an effective registration statement on Form S-8 or any successor form under the Securities Act of 1933, as amended, and no restrictions under applicable law apply to the resale of such shares of Common Stock at the time of delivery of such shares of Common Stock.”

This letter amendment constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter herein and supersedes any other promises, warranties, representations or amendments related to the subject matter herein, including, without limitation the letter amendment to the initial Deferred Stock Unit Award Agreement dated as of October 15, 2007 between Comverse Technology, Inc. and Cynthia Shereda, dated as of April 29, 2008

Except as expressly herein amended, the terms and conditions of the Deferred Stock Award Agreement shall remain in full force and effect.

COMVERSE TECHNOLOGY, INC.

By:	/s/ Lance Miyamoto
Name:	Lance Miyamoto
Title:	Executive Vice President, Global Head of Human Resources

Accepted and Agreed as of December 3, 2008:

/s/ Cynthia Shereda
Cynthia Shereda

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